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                                                                   Exhibit 10.61
(LOCAL CURRENCY--SINGLE JURISDICTION)

                                 [ISDA(R) LOGO]

                  INTERNATIONAL SWAP DEALERS ASSOCIATION, INC.

                                MASTER AGREEMENT

                           DATED AS OF AUGUST 20, 2001

BANK OF AMERICA, N.A.                 AND       UNIPAC SERVICE CORPORATION AND
                                                NELNET, INC.

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1.       INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 12 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.       OBLIGATIONS

(a)      GENERAL CONDITIONS.

         (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

         (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

         (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) The condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

        Copyright(C)1992 by International Swap Dealers Association, Inc.


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(b)      CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)      NETTING. If on any date amounts would otherwise be payable:--

         (i)   in the same currency; and

        (ii)   in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of branches or offices through which the parties make and receive payments or deliveries.

(d) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.       REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into) that:--

(a)      BASIC REPRESENTATIONS.

         (i) STATUS. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

         (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

         (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

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         (iv)     CONSENTS. All governmental and other consents that are
         required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination. Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

4.       AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party any forms, documents or certificates specified in the Schedule or any Confirmation by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

5.       EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

         (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

         (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) or to give notice of a Termination. Event or any agreement or obligation under Section 4(a)) to be complied with or performed by the party in accordance with this Agreement if

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         such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

         (iii)    CREDIT SUPPORT DEFAULT

                  (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

                  (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

                  (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

         (iv) MISREPRESENTATION. A representation made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

         (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

         (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

         (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: --

                  (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its

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                  winding-up or liquidation, and, in the case of any such
                  proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or
                  (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

                  (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

                  (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (ii) below or an Additional Termination Event if the event is specified pursuant to (iii) below:--

         (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

                  (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

                  (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

         (ii) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

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         (iii)    ADDITIONAL TERMINATION EVENT. If any "Additional Termination
         Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.       EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the. Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)      RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

         (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

         (ii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(l) occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

         (iii)    RIGHT TO TERMINATE. If:--

                  (1) an agreement under Section 6(b)(ii) has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

                  (2) an Illegality other than that referred to in Section 6(b)(ii), a Credit Event Upon Merger or an Additional Termination Event occurs,

         either party in the case of an Illegality, any Affected Party in the case of an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)      EFFECT OF DESIGNATION.

         (i)      If notice designating an Early Termination Date is given under
         Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

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         (ii)     Upon the occurrence or effective designation of an Early
         Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(d) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)      CALCULATIONS.

         (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

         (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment), from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

         (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:--

                  (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of

                  (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party over

                  (B)      me Unpaid Amounts owing to the Defaulting Party.

                  (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement

                  (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party less (B) the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

                  (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, tie Defaulting Party will pay it to the Non-defaulting Party; if it is a negative

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                  number , the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

         (ii) TERMINATION EVENTS: If the Early Termination Date results from a Termination Event:--

                  (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with
                  Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

                  (2)      Two Affected Parties. If there are two Affected
                  Parties:--

                           (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Unpaid Amounts owing to X less (II) the Unpaid Amounts owing to Y; and

                           (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

                  If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

         (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

         (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.       TRANSFER

Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

                                                                     ISDA(R)1992

8.       MISCELLANEOUS

(a) ENTIRE AGREEMENT This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)      COUNTERPARTS AND CONFIRMATIONS.

         (i) This Agreement (and each, amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

         (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience, of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement

9.       EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

10.      NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

         (i) if in writing and delivered in person or by courier, on the date it is delivered;

         (ii) if sent by telex, on the date the recipient's answerback is received;

                                      9                              ISDA(R)1992

         (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

         (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

         (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

11.      GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

         (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

         (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined. in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not Claim any such immunity in any Proceedings.

12.      DEFINITIONS

As used in this Agreement:--

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

                                   10                                ISDA(R)1992

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)      in all other cases, the Termination Rate.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iii).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"LAW" includes any treaty, law, rule or regulation and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to
Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain

                                                                     ISDA(R)1992
resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if
Section 6(e)(i)(l) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 9. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer, than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under

                                                                     ISDA(R)1992
this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result

"SPECIFIED ENTITY" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION EVENT" means an Illegality or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined

                                                                     ISDA(R)1992
by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BANK OF AMERICA, N.A.                        UNIPAC SERVICE CORPORATION
------------------------------               -----------------------------------
      (Name of Party)                                  (Name of Party)

By :/s/ ROGER H. HEINTZELMAN                 By: /s/ Terry Heimes
    ------------------------                     ---------------------
    Name: ROGER H. HEINTZELMAN               Name: Terry Heimes

    Title: VICE PRESIDENT                    Title:

    Date:  10/9/01                           Date:

                                             NELNET, INC.
                                             -----------------------------------
                                                       (Name of Party)

                                             By: /s/ Terry Heimes
                                                 ----------------------

                                             Name: Terry Heimes

                                             Title:

                                             Date:

                                                                    ISDA(R) 1992

(LOCAL CURRENCY--SINGLE JURISDICTION)
(MULTIPARTY)

                                 [ISDA(R) LOGO]

                  International Swap Dealers Association, Inc.

                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT

                           dated as of August 20, 2001

between BANK OF AMERICA, N.A.           and  UNIPAC SERVICE CORPORATION AND
                                             NELNET, INC.

             ("Party A")                     (each individually, a "Party B
                                             Group Member" and collectively,
                                             "Party B")

                         PART 1: TERMINATION PROVISIONS

(a)      "SPECIFIED ENTITY" means in relation to Party A for; the purpose of:-

         Section 5(a)(v) (Default under Specified Transaction),   none;

         Section 5(a)(vi) (Cross Default),                  none;

         Section 5(a)(vii) (Bankruptcy),                    none; and

         Section 5(b)(ii) (Credit Event Upon Merger),       none;
         in relation to Party B for the purpose of:-

         Section 5(a)(v) (Default under Specified
         Transaction)                                       any Affiliate
                                                            of Party B;

         Section 5(a)(vi) (Cross Default),                  any Affiliate
                                                            of Party B;

         Section 5(a)(vii) (Bankruptcy),                    any Affiliate
                                                            of Party B; and

         Section 5(b)(ii) (Credit Event Upon Merger),       any Affiliate
                                                            of Party B.

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 12 of this Agreement, except (i) it shall also include any transaction with respect to the forward sale or delivery of any security, and (ii) clause (a) of the definition of "Specified Transaction" is revised by deleting the words "between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)".

(c)      The "CROSS-DEFAULT" provisions of Section 5(a)(vi)
               will apply to Party A
               will apply to each Party B Group Member.

         In connection therewith:

         "SPECIFIED INDEBTEDNESS" will not have the meaning specified in Section 12 of this Agreement, and such definition shall be replaced by the following: "any obligation in respect of the payment of moneys (whether present or future, contingent or otherwise, as principal or surety or otherwise), except that such term shall not include obligations in respect of deposits received in the ordinary course of a party's banking business."

         "THRESHOLD AMOUNT" means, with respect to Party A, an amount equal to three percent (3%) of the Shareholders' Equity of Bank of America Corporation and, with respect to Party B, $2,000,000.

         "SHAREHOLDERS' EQUITY" means, with respect to an entity, at any time, the sum (as shown in its most recent annual audited financial statements) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(d)      The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(ii)
               will apply to Party A
               will apply to each Party B Group Member.

(e)      The "AUTOMATIC EARLY TERMINATION " provision of Section 6(a)
               will not apply to Party A
               will not apply to Party B.

(f)      PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e):

         (i)      Loss will apply.

         (ii)     The Second Method will apply.

(g)      "TERMINATION CURRENCY" means United States Dollars.

(h)      "ADDITIONAL TERMINATION EVENT" will not apply.

                     PART 2: AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Section 4(a) of this Agreement, Party A and each Party B Group Member agrees to deliver the following documents:-

  PARTY
REQUIRED TO                                                                COVERED BY
 DELIVER                                          DATE BY WHICH TO BE      SECTION 3(d)
 DOCUMENT      FORM/DOCUMENT/CERTIFICATE              DELIVERED           REPRESENTATION
----------------------------------------------------------------------------------------

  PARTY
REQUIRED TO                                                                                                           COVERED BY
 DELIVER                                                                           DATE BY WHICH TO BE                SECTION 3(d)
 DOCUMENT                      FORM/DOCUMENT/CERTIFICATE                                DELIVERED                     REPRESENTATION
------------------------------------------------------------------------------------------------------------------------------------
Each Party     Statements of Financial Condition/Net Worth of each        As soon as available and in any             Yes
B Group        Party B Group Member and audited financial statements      event within 120 days after the end
Member         of any Credit Support Provider of Party B certified by     of each fiscal year or calendar
               independent certified public accountants and prepared      year of the Party B Group Member or
               in accordance with generally accepted accounting           Credit Support Provider, as
               principles in the country in which such Credit Support     applicable.
               Provider is domiciled or organized as the case may be,
               and any other financial information and/or tax returns
               with respect to each Party B Group Member as may be
               requested by Party A from time to time.

Party A and    Certified copies of all corporate authorizations and       Upon execution and delivery of this         Yes
each Party B   any other documents with respect to the power and          Agreement
Group          authority of such person or entity to execute, deliver
Member         and perform this Agreement, any Transactions, and any
               Credit Support Document, as applicable, substantially
               in the form of Exhibit I attached hereto.

Party A and    Certificate of incumbency and/or specimen signatures of    Upon execution and delivery of this         Yes
each Party B   individuals executing this Agreement, any Credit           Agreement and thereafter upon
Group          Support Document, and Confirmations, substantially in      request of the other party
Member         the form of Exhibit I attached hereto.

Party A and    The Credit Support Annex (a Credit Support Document)       Upon execution and delivery of this         Yes
each Party B   attached hereto as Exhibit II.                             Agreement.
Group
Member

Each Party     Such other documents as Party A may reasonably request     Upon request by Party A                     Yes
B Group        from time to time.
Member

                             PART 3: MISCELLANEOUS

(a)    ADDRESS FOR NOTICES. For the purpose of Section 10(a) of this Agreement:-

       ADDRESS FOR NOTICES OR COMMUNICATIONS TO PARTY A:

         Bank of America, N.A.
         Sears Tower
         233 South Wacker Drive, Suite 2800, IL1-003-27-20
         Chicago, Illinois 60606
         Attention: Swap Operations
         Telex No.: 49663210  Answerback: NATIONSBANK CHA
         Reuters Dealing Code: NBCH

                with a copy to:

         Bank of America, N.A.
         100 N. Tryon St., NC1-007-13-01
         Charlotte, North Carolina 28255
         Attention: Capital Markets Documentation
         (Telex: 669959; Answerback: NATIONSBK CHA)
         Facsimile: 704-386-4113

         ADDRESS FOR FINANCIAL STATEMENTS TO PARTY A:

         Address: Bank of America, N.A.
                  901 Main St.
                  Dallas, TX 75202 Attention: Shelly Harper

         ADDRESS FOR NOTICES OR COMMUNICATIONS TO PARTY B:

         NELnet, Inc., as agent for all Party B Group Members
         121 S 13th Street, Suite 301
         Lincoln, NE 68508
         Attention: Terry Heimes
         Telephone: 402-458-2303
         Facsimile: 402-458-2399

         Any notice, demand or other communication to be provided to Party B under this Agreement (including, without limitation, any notice, demand or communication pursuant to Sections 5 or 6 of this Agreement) shall be sent to the address or facsimile number provided in this Part 3 notwithstanding the death or mental incapacity, or the appointment of a guardian, conservator, executor, administrator or other similarly appointed person with respect to the affairs, of any Party B Group Member that is an individual. Any failure by any Party B Group Member or any guardian, conservator, executor, administrator or other similarly appointed person to receive any such notice, demand or communication shall in no way abrogate, invalidate or otherwise affect the validity or enforceability of the notice, demand or communication of the matters set forth therein, including, without limitation, the designation of an Early Termination Date or any other such matter.

(b)      CALCULATION AGENT. The Calculation Agent is Party A.

(c)      CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document:-

         -Each of the following, as amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time, is a "Credit Support Document":

         The Credit Support Annex attached hereto as Exhibit II.

(d)      CREDIT SUPPORT PROVIDER.

         Credit Support Provider means in relation to Party A:   Not applicable.

         Credit Support Provider means in relation to Party B:   Not applicable.

(e) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws doctrine).

(f) NETTING OF PAYMENTS. All amounts payable on the same date, in the same currency and in respect of the same Transaction shall be netted in accordance with Section 2(c) of this Agreement. The election contained in the last paragraph of Section 2(c) of this Agreement shall not apply for the purposes of this Agreement

                            PART 4: OTHER PROVISIONS

(a) REFERENCES TO PARTIES. Except as otherwise set forth in this Agreement, references to a "party" shall refer to Party A and each Party B Group Member individually, except that if the reference to a "party" refers to that "party" taking any action or making any payment or delivery to or indemnifying the other "party", such reference shall be read to require all Party B Group Members to perform such action or make such payment or delivery or indemnity with respect to Party A only, and not with respect to the other Party B Group Members. The reference to a single agreement between the parties set forth in Section l(c) of this Agreement refers to a single agreement between Party A, on the one hand, and all the Party B Group Members as one Party B, on the other. The intent is to net obligations owing between Party A and Party B, not obligations among the Party B Group Members or between Party A and any individual Party B Group Member. Each of the representations, agreements, Events of Default and Termination Events set forth in this Agreement made by or applicable to Party B shall be deemed to be made by or applicable to each Party B Group Member individually. Each Party B Group Member agrees that this Agreement shall be enforceable against it and its heirs, distributees, executors, administrators, guardian, conservator, successors and assigns, as applicable. Any use of the terms "it" or "its" in this Agreement, when used to refer to a party herein shall be deemed, in the case of a Party B Group Member to be "he", "his" or "him" or "she" or "her", as appropriate, in the context in which such terms are used.

(b) PARTY B GROUP AGENT. Each Party B Group Member hereby appoints NELnet, Inc. (the "Party B Group Agent") to act as agent for it to receive all payments or deliveries to be made by Party A to Party B hereunder and to receive all notices, demand or communications to be sent by Party A to Party B hereunder. The Party B Group Agent will promptly transmit to each other Party B Group Member all payments and deliveries and all notices so received. Upon delivery by Party A of any payment or delivery or notice, demand or communication hereunder to the Party B Group Agent on behalf of all Party B Group Members, Party A shall be relieved of all further responsibility with respect thereto. The Party B Group Agent may be changed by a written notice, signed by all Party B Group Members, delivered to Party A. Any actions taken by Party A prior to receiving notice of a change in the agent shall be binding on all Party B Group Members. The foregoing agency designation is made for the convenience of Party A. Notwithstanding the foregoing agency designation for certain purposes, each Party B Group Member remains authorized to enter into any Transaction with Party A, to give instructions to Party A, and to negotiate the terms of this Agreement, including the terms of the Schedule and any Confirmation, on behalf of all Party B Group Members; and all Party B Group Members shall be bound by the actions of any Party B Group Member.

(c) DELIVERY OF CONFIRMATIONS. For each Transaction entered into hereunder, Party A shall promptly send to the Party B Group Agent (as defined above) a Confirmation via telex or facsimile transmission. Party B agrees to respond to such Confirmation within two
         (2) Business Days, either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party A to send a Confirmation or of Party B to respond within such period shall not affect the validity or enforceability of such Transaction. Absent manifest error, there shall be a presumption that the terms contained in such Confirmation are the terms of the Transaction. Party A and each Party B Group Member agree that any such exchange of telexes or facsimile transmissions shall constitute a Confirmation for all purposes hereunder.

(d) ADDITIONAL REPRESENTATIONS. Party A and each Party B Group Member hereby made the following additional representations:

                  (i) RELATIONSHIP BETWEEN PARTIES. Party A represents to Party B and each Party B Group Member represents to Party A, on each date on which a Transaction is entered into, that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

                           (A) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

                           (B) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

                           (C) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

                  (ii) ELIGIBLE CONTRACT PARTICIPANT. Party A represents to Party B and each Party B Group Member represents to Party A, on each date on which a Transaction is entered into, that it is an "eligible contract participant" as that term is defined in Section la(12) of the U.S. Commodity Exchange Act, 7 U.S.C. Section la(12).

(e) ADDITIONAL REPRESENTATIONS OF EACH PARTY B GROUP MEMBER. Each Party B Group Member represents and warrants to and for the benefit of Party A, as of the date hereof and continuously until termination of this Agreement, as follows:

                  (i) Legal Capacity. It has the legal capacity and right to execute, deliver, and perform its obligations under, this Agreement, any Credit Support Document to which it is a party, and each Transaction.

                  (ii) Knowledge and Sophistication. In connection with the negotiation of, the entering into, and the execution, delivery, and performance of, this Agreement, any Credit Support Document to which it is a party, and each Transaction:
                  (A) it understands that the Transactions entered into hereunder and contemplated hereunder are subject to complex risks which may arise without warning and may at times be volatile, and that losses may occur quickly and in unanticipated magnitude; (B) it is a sophisticated investor able to evaluate the risks of the Transactions entered into hereunder and contemplated hereunder, is prepared to bear and is capable of bearing (financially and otherwise and for an indefinite period) all risks associated with the Transactions entered into hereunder and contemplated hereunder; and (C) this Agreement and each Transaction have been and will be entered into solely in connection with the portfolio management, asset, risk, and liability management, or hedging activities of Party B.

                  (iii)    Certain Understandings. It understands that:

                           (A) the "indicative" or "midmarket" valuations of a transaction that may be provided to it by Party A from time to time may not represent (1) the price at which a new Transaction may be entered into, (2) the price at which the Transaction may be liquidated or unwound, (3) the price at which the Transaction is or would be carried on such other party's books; (4) the price at which a similar Transaction might be available from another dealer in the market or (5) the calculation or estimate of an amount that would be payable following the designation of an Early Termination Date under
                  Section 6(e) or otherwise of this Agreement;

                           (B) absent an express written agreement to the contrary, neither party has undertaken an obligation to unwind or terminate a Transaction prior to its scheduled termination date and the provision by Party A of a valuation or indicative unwind price does not constitute an undertaking to unwind or terminate any Transaction at that price unless Party A expressly so indicates in connection with the provision of such price;

                           (C) Party A has not undertaken an obligation to quote a price or terms for entering into or unwinding or terminating a Transaction prior to its scheduled termination date, and if Party A provides such a quote, the price or other terms provided may not be the most favorable price or terms available in the market; and

                           (D) except as expressly agreed in writing, the price and terms on which a Transaction is entered into or unwound or terminated have been or will be individually negotiated and no representations or warranties are given with respect to such price or terms.

(f) CROSS DEFAULT. Section 5(a)(vi) of this Agreement is amended to add the following after the semicolon at the end thereof:

                  "provided, however, that notwithstanding the foregoing (but subject to any provision to the contrary contained in any such agreement or instrument), an Event of Default shall not occur under either (1) or (2) above if the default, event of default or other similar condition or event referred to in (1) or the failure to pay referred to in (2) is caused not (even in part) by the unavailability of funds but is caused solely due to a technical or administrative error which has been remedied within three Business Days after notice of such failure is given to the party."

(g) BANKRUPTCY. Section 5(a)(vii)(3) of this Agreement is hereby amended by the substitution of the following therefor:

                  "(3) sends a notice convening a meeting to propose a voluntary arrangement of creditors, or any class thereof, or makes a general assignment, arrangement or composition with or for the benefit of its creditors, or any class thereof;"

(h) SET-OFF. Any amount (the "Early Termination Amount") payable to one party (the Payee) by the other party (the Payer) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iii) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Part 4(h).

         For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

         If an obligation is unascertained, X may in good faith estimate, that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

         Nothing in this Part 4(h) shall be effective to create a charge or other security interest. This Part 4(h) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(i) NOTICE BY FACSIMILE TRANSMISSION. Section 10(a) is hereby amended by inserting the words "2(b)," between the word "Section" and the number "5".

(j) WAIVER OF RIGHT TO TRIED BY JURY. PARTY A AND EACH PARTY B GROUP MEMBER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(k) RECORDING OF CONVERSATIONS. Party A and each Party B Group Member acknowledges and agrees to the tape recording of conversations between them, whether by one or the other or all of them or their agents, and that any such tape recordings may be submitted in evidence in any proceedings relating to the Agreement.

(l) JOINT AND SEVERAL LIABILITY. Each Party B Group Member agrees that it shall be jointly and severally liable for the performance of all obligations of Party B and each other Party B Group Member under this Agreement (including, without limitation, for the payment of all amounts due Party A hereunder). Each Party Group Member further agrees as follows:

         (i) The obligations of each Party B Group Member hereunder are independent of the obligations of each other Party B Group Member, and a separate action or actions may be brought and prosecuted against any Party B Group Member, whether action is brought against any other Party B Group Member or whether any Party B Group Member is joined in any such action. Each Party B Group Member waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

         (ii) Each Party B Group Member authorizes Party A, without notice of demand and without affecting its liability hereunder, from time to time, to (A) renew, compromise, extend, terminate early or otherwise change the time for payment of, or otherwise change the terms of this Agreement, including the payment terms; (B) take and hold security for the payment of the obligations hereunder and exchange, enforce, waive, release, fail to perfect, sell or otherwise dispose of any such security; (C) apply such security and direct the order or manner of sale thereof as Party A in its discretion may determine; and (D) release or substitute any Party B Group Member.

         (iii) Each Party B Group Member waives any right to require Party A to (A) proceed against any other Party B Group Member; (B) proceed against or exhaust any security held for the obligations of Party B; or (C) pursue any other remedy in Party A's power whatsoever. Each Party B Group Member hereby waives any defense arising by reason of any disability or other defense of any other Party B Group Member, or the cessation of any cause whatsoever of the liability of Party B, or any claim that the obligations of one Party B Group Member exceed or are more burdensome than those of another Party B Group Member. Until all obligations hereunder of Party B to Party A have been paid in full, no Party B Group Member shall have any right of subrogation, and each Party B Group Member waives any right to enforce any remedy which Party B now has or may hereafter have against Party A, and waives any benefit of and any right to participate in any security now or hereafter held by Party A. Each Party B Group Member waives all presentments, demands for performance, notices of non-performance, protests, notices of protests and notices of dishonor with respect to the. obligations of each other Party B Group Member hereunder.

         (iv) Each Party B Group Member acknowledges that it has the sole responsibility for obtaining from the other Party B Group Members such information concerning such other Party B Group Members' financial conditions or business operations as may be required by such Party B Group Member, and that Party A has no duty at any time to disclose to Party B any information relating to the business operations or financial conditions of any Party B Group Member.

ACCEPTED AND AGREED:

BANK OF AMERICA, N.A.                        UNIPAC SERVICE CORPORATION

By : /s/ ROGER H. HEINTZELMAN                By: /s/ Terry Heimes
     --------------------------                  -----------------------------
Name: ROGER H. HEINTZELMAN                   Name: Terry Heimes
Title: VICE PRESIDENT                        Title:
Date: [ILLEGIBLE]                                  -----------------------------
                                             Date:
                                                   -----------------------------

                                             NELNET, INC.

                                             By: /s/ Terry Heimes
                                                 -----------------------------
                                             Name: Terry Heimes
                                                   -----------------------------
                                             Title:
                                                   -----------------------------
                                             Date:
                                                   -----------------------------
                                               23

                            ARTICLES OF AMENDMENT TO

                            ARTICLES OF INCORPORATION

                                       OF

                           UNIPAC SERVICE CORPORATION

         Pursuant to the provisions of Section 21-20,116 Neb.Rev.Stat (Reissue
1997) the above corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1.       The name of the corporation is UNIPAC Service Corporation.

         2. The following amendments to the Articles of Incorporation were adopted by the stockholders of the corporation in the manner prescribed by the Nebraska Business Corporation Act:

                  A. Article I, of the Articles of Incorporation is hereby deleted in its entirety and the following inserted in lien thereof:

                  The name of the Corporation shall be Nelnet Loan Services, Inc.

         3. The number of shares of the corporation common stock outstanding at the time of the adoption of the above amendment was 2,859.99 shares; and the number of shares entitled to vote thereon was 2,859.99 shares. All outstanding shares at such time were common stock of the same class and entitled to the same standing.

         4. The date that the amendments as set forth above were adopted was November 13, 2001.

         5. The number of votes cast for the amendments set forth above by the only voting group entitled to vote, the common stock holders, was sufficient for approval by that voting group.

         Dated as of this 16th day of November, 2001.

                                   UNIPAC Service Corporation

                                   By: /s/ Michael S. Dunlap
                                       ------------------------------
                                       Michael S. Dunlap, Chairman of the Board

Articles of Amendment

                                                                      EXHIBIT II

(BILATERAL FORM)                  (ISDA AGREEMENTS SUBJECT TO NEW YORK LAW ONLY)

                                [ISDA (R) LOGO]

                  INTERNATIONAL SWAP DEALERS ASSOCIATION, INC.

                              CREDIT SUPPORT ANNEX

                             to the Schedule to the

                                MASTER AGREEMENT

                           dated as of August 20,2001

                                    between

BANK OF AMERICA, NA.                  and         UNIPAC SERVICE CORPORATION AND
                                                           NELNET, INC.

   ("Party A")                                             ("Party B")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:


PARAGRAPH 1. INTERPRETATION

(a) DEFINITIONS AND INCONSISTENCY. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) SECURED PARTY AND PLEDGOR. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to me "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

PARAGRAPH 2. SECURITY INTEREST

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

      Copyright(C)1994 by International Swaps and Derivatives Association, Inc.

PARAGRAPH 3. CREDIT SUPPORT OBLIGATIONS

(a) DELIVERY AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "DELIVERY AMOUNT" applicable to the Pledgor for any Valuation Date will equal the amount by which:

         (i)      the Credit Support Amount

         exceeds

         (ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b) RETURN AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "RETURN AMOUNT" applicable to the Secured Party for any Valuation Date will equal the amount by which:

         (i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

         (ii)     the Credit Support Amount

"CREDIT SUPPORT AMOUNT" means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

PARAGRAPH 4. CONDITIONS PRECEDENT, TRANSFER TIMING, CALCULATIONS AND
SUBSTITUTIONS

(a) CONDITIONS PRECEDENT. Each Transfer obligation of the Pledgor under Paragraphs 3(a) and 5 and of the Secured Party under Paragraphs 3(b), 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

         (i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

         (ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b) TRANSFER TIMING. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c) CALCULATIONS. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by

                                                                    ISDA(R) 1994
the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

(d)      SUBSTITUTIONS.

         (i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the "Substitute Credit Support"); and

         (ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the "Substitution Date"); provided that the Secured Party only will be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

PARAGRAPH 5. DISPUTE RESOLUTION

If a party (a "Disputing Party") disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the Valuation Agent (if the Valuation Agent is not the Disputing Party) and the other party (if the Valuation Agent is not that other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

         (i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

                  (A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

                  (B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or
                  Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and

                  (C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support

         (ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each parry (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

                                                                    ISDA(R) 1994

PARAGRAPH 6. HOLDING AND USING POSTED COLLATERAL

(a) CARE OF POSTED COLLATERAL. Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)      ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS.

         (i) GENERAL. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

         (ii) FAILURE TO SATISFY CONDITIONS. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

         (iii) LIABILITY. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) USE OF POSTED COLLATERAL. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then me Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

         (i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

         (ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)      DISTRIBUTIONS AND INTEREST AMOUNT.

(i) DISTRIBUTIONS. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

                                                                    ISDA(R) 1994

         (ii) INTEREST AMOUNT. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

PARAGRAPH 7. EVENTS OF DEFAULT

For purposes of Section 5(a)(iii)(l) of this Agreement, an Event of Default will exist with respect to a parry if:

         (i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

         (ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

         (iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

PARAGRAPH 8. CERTAIN RIGHTS AND REMEDIES

(a) SECURED PARTY'S RIGHTS AND REMEDIES. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

         (i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

         (ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

         (iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

         (iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required by applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required by law and cannot be waived.

                                                                    ISDA(R) 1994

(b) PLEDGOR'S RIGHTS AND REMEDIES. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

         (i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

         (ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

         (iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor, and

         (iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

                  (A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

                  (B)      to the extent that the Pledgor does not Set-off under
                  (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c) DEFICIENCIES AND EXCESS PROCEEDS. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) FINAL RETURNS. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

PARAGRAPH 9. REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

         (i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

         (ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral Transferred to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

         (iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under relevant law for perfection of that interest); and

         (iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

                                                                    ISDA(R) 1994

PARAGRAPH 10. EXPENSES

(a) GENERAL. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b) POSTED CREDIT SUPPORT. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).

(c) LIQUIDATION/APPLICATION OF POSTED CREDIT SUPPORT. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

PARAGRAPH 11. MISCELLANEOUS

(a) DEFAULT. INTEREST. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) FURTHER ASSURANCES. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c) FURTHER PROTECTION. The Pledgor promptly will give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

(d) GOOD FAITH AND COMMERCIALLY REASONABLE MANNER. Performance of all obligations under this Annex including, but not limited to, all calculations, valuations and determinations made by either parry, will be made in good faith and in a commercially reasonable manner.

(e) DEMANDS AND NOTICES. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) SPECIFICATIONS OF CERTAIN MATTERS. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

                                                                    ISDA(R) 1994

PARAGRAPH 12. DEFINITIONS

As used in this Annex:-

"CASH" means the lawful currency of the United States of America.

"CREDIT SUPPORT AMOUNT" has the meaning specified in Paragraph 3.

"CUSTODIAN" has the meaning specified in Paragraphs 6(b)(i) and 13.

"DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a).

"DISPUTING PARTY" has the meaning specified in Paragraph 5.

"DISTRIBUTIONS" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

"ELIGIBLE COLLATERAL" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"ELIGIBLE CREDIT SUPPORT" means Eligible Collateral and Other Eligible Support.

"EXPOSURE" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

"INDEPENDENT AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"INTEREST AMOUNT" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

         (x)      the amount of that Cash on that day; multiplied by

         (y)      the Interest Rate in effect for that day; divided by

         (z)      360.

"INTEREST PERIOD" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

"INTEREST SATE" means the rate specified in Paragraph 13.

"LOCAL BUSINESS DAY", unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

                                                                    ISDA(R) 1994

"MINIMUM TRANSFER AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"NOTIFICATION TIME" has the meaning specified in Paragraph 13.

"OBLIGATIONS" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

"OTHER ELIGIBLE SUPPORT" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"OTHER POSTED SUPPORT" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

"PLEDGOR" means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

"POSTED COLLATERAL" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

"POSTED CREDIT SUPPORT" means Posted Collateral and Other Posted Support.

"RECALCULATION DATE" means the Valuation Date that gives rise to the dispute under Paragraph 5;provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

"RESOLUTION TIME" has the meaning specified in Paragraph 13.

"RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

"SECURED PARTY" means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

"SPECIFIED CONDITION" means, with respect to a party, any event specified as such for that party in Paragraph 13.

"SUBSTITUTE CREDIT SUPPORT" has the meaning specified in Paragraph 4(d)(i).

"SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

"THRESHOLD" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"TRANSFER" means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

         (i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

         (ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

         (iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

         (iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

"VALUATION AGENT" has the meaning specified in Paragraph 13.

                                                                   ISDA (R) 1994

"VALUATION DATE" means each date specified in or otherwise determined pursuant to Paragraph 13.

"VALUATION PERCENTAGE" means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

"VALUATION TIME" has the meaning specified in Paragraph 13.

"VALUE" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

         (i)      Eligible Collateral or Posted Collateral that is:

                  (A)      Cash, the amount thereof; and

                  (B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

         (ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

         (iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

                                                                    ISDA(R) 1994

PARAGRAPH 13. ELECTIONS AND VARIABLES

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes no additional obligations with respect to Party A or Party B.

(b)      Credit Support Obligations.

         (i) "Delivery Amount", "Return Amount" and "Credit Support Amount" will have the meanings specified in Paragraphs 3(a), 3(b) and 3, respectively.

         (ii) The following items will qualify as "Eligible Collateral" for Party A and Party B:

                                                                                   Valuation
                                                                                   Percentage
(A)      Cash (U.S. Dollars)                                                           100%

(B)      U.S. Treasury Obligations and U.S. Government Agency Fixed Rate Fixed        99.5%
         Maturity Securities, and U.S. Government Agency Single Class
         Mortgage-Backed Securities, having, in each case, remaining stated
         maturity as of the relevant Valuation Date of not more than one year

(C)      U.S. Treasury Obligations and U.S. Government Agency Fixed Rate Fixed          98%
         Maturity Securities, and U.S. Government Agency Single Class
         Mortgage-Backed Securities, having, in each case, remaining stated
         maturity as of the relevant Valuation Date of more than one year but not more than 5 years

(D)      U.S. Treasury Obligations and U.S. Government. Agency Fixed Rate Fixed         95%
         Maturity Securities, and U.S. Government Agency Single Class
         Mortgage-Backed Securities, having, in each case, remaining stated
         maturity as of the relevant Valuation Date of more than 5 years

(E)      U.S. Treasury STRIPS                                                           90%

(F)      Other U.S. Government Agency Mortgage-Backed Securities                        90%

(G)      Other collateral as agreed to by the parties in any Confirmation         As specified
                                                                                     in the
                                                                                    relevant
                                                                                  Confirmation

For purposes of this Paragraph 13(b)(ii):

                                                                    ISDA(R) 1994

(I) A "U.S. Treasury Obligation" means a negotiable obligation issued by the United States Treasury Department which meets all of the requirements numbered (1) through (4) of the definition of "U.S. Government Agency Fixed Rate Fixed Maturity Security". (However, for purposes of this Paragraph 13(b)(ii), a "U.S. Treasury Obligation" does not include "U.S. Treasury STRIPS", as defined hereinbelow.)

(II) A "U.S. Government Agency Fixed Rate Fixed Maturity Security" means a negotiable obligation which (x) is issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation or is issued on behalf of all of the Federal Home Loan Banks in the Federal Home Loan Bank System and constitutes the joint and several obligation of all of the Federal Home Loan Banks and (y) meets all of the following requirements:

         (1) it is a debt obligation in a stated fixed U.S. dollar principal amount and its stated fixed U.S. dollar principal amount has a non-variable fixed maturity and cannot be called for redemption by its issuer before its maturity and cannot be put to its issuer for redemption before its maturity;

         (2) it bears interest on its stated fixed U.S. dollar principal amount at a non-variable fixed rate throughout its life until its maturity (or, in the case of an obligation with an original maturity at issuance of one year or less, bears no interest at all);

         (3) it is the unconditional direct obligation of its issuer or is the unconditional direct joint and several obligation of all of the Federal Home Loan Banks; and

         (4) it is issued in uncertificated form and is transferable only on the securities transfer system of the Federal Reserve System.

(III) "U.S. Treasury STRIPS" means securities which are interest components or principal components stripped from U.S. Treasury Obligations (as defined hereinabove) under the program of the United States Department of Treasury called "Separate Trading of Registered Interest and Principal Securities".

(IV) A "U.S. Government Agency Single Class Mortgage-Backed Security" means a negotiable obligation which is issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation (each, an "Agency") and which meets all of the following requirements:

         (1) it represents the right to receive payment of principal and interest payable under first lien single family residential mortgage loans (the "Loans") in one or more pools and it either is an undivided interest in the Loans or is directly or indirectly secured by the Loans;

         (2) all such obligations issued with respect to any such pools of Loans constitute a single class of such obligations and each such obligation represents the right to receive a prorata share of all principal and interest payable under all Loans in such pools;

         (3) full payment of principal and interest payable under the obligation is either the unconditional direct obligation of one of the Agencies or is unconditionally and fully guaranteed by one of the Agencies; and
                                                                    ISDA(R) 1994

         (4) either (x) it is issued in uncertificated form and is transferable only on the securities transfer system of the Federal Reserve System or (y) it is issued in the form of a certificate which is held by the Participants Trust Corporation ("PTC") or PTC's nominee and interests therein are transferable only by entry on the books of PTC or PTC's nominee (or the custodian or transfer agent for PTC or PTC's nominee), or (z) it is issued in the form of a certificate which is held by the Depository Trust Company ("DTC") or DTC's nominee and interests therein are transferable only by entry on the books of DTC or DTC's nominee (or the custodian or transfer agent for DTC or DTC's nominee).

(V) An "Other U.S. Government Agency Mortgage-Backed Security" means a negotiable obligation which is issued or guaranteed by an Agency and which is not a U.S. Government Agency Single Class Mortgage-Backed Security and which meets all of the following requirements:

         (1) it represents the right to receive payment of principal and interest payable under first lien single family residential mortgage loans (the "Loans") in one or more pools and it either is an undivided interest in the Loans or is directly or indirectly secured by the Loans;

         (2) market prices for it are (at the time of Transfer to Secured Party and on each Valuation Date thereafter) obtained from independent third party pricing vendors;

         (3) full payment of principal and interest payable under the obligation is either the unconditional direct obligation of one of the Agencies or is unconditionally and fully guaranteed by one of the Agencies; and

         (4) either (x) it is issued in uncertificated form and is transferable only on the securities transfer system of the Federal Reserve System or (y) it is issued in the form of a certificate which is held by the Participants Trust Corporation ("PTC") or PTC's nominee and interests therein are transferable only by entry on the books of PTC or PTC's nominee (or the custodian or transfer agent for PTC or PTC's nominee), or (z) it is issued in the form of a certificate which is held by the Depository Trust Company ("DTC") or DTC's nominee and interests therein are transferable only by entry on the books of DTC or DTC's nominee (or the custodian or transfer agent for DTC or DTC's nominee).

(iii) There shall be no "Other Eligible Support" for Party A or Party B for purposes of this Annex.

(iv)     Thresholds.

         (A) "Independent Amount" means with respect to Party A: $0 "Independent Amount" means, with respect to Party B: $0

         (B) "Threshold" means with respect to Party A: $ 5,000,000 "Threshold" means with respect to Party B: $ 5,000,000

                  Provided, that the Threshold with respect to Party A and Party B shall be zero ($0), so long as an Event of Default is continuing with respect to such party.

         (C)      "Minimum Transfer Amount" means with respect to Party A:
                  $250,000
                  "Minimum Transfer Amount" means with respect to Party B:
                  $250,000

                                                                    ISDA(R) 1994

         (D) Rounding. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of $100,000.00, respectively.

(c)      Valuation and Timing.

         (i) "Valuation Agent" means, for the purposes of Paragraphs 3 and 5, the party making the demand under Paragraph 3, and, for the purposes of Paragraph 6(d), the Secured Party receiving or deemed to receive the Distributions or the Interest Amount, as applicable.

         (ii) "Valuation Date" means: Each and every Local Business Day commencing on the first such date following the date hereof.

         (iii)    "Valuation Time" means:

              [ ] the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

              [X] the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

         provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

         (iv) "Notification Time" means 1:00 p.m., New York time, on a Local Business Day.

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Event(s) will be a "Specified Condition" for each party (that party being the Affected Party if the Termination Event occurs with respect to that party) for the purposes of the Paragraphs specified below:

                                 Paragraph 4(a)        Paragraph 6(c). 8(a) and (b)
                                 --------------        ----------------------------
Illegality                            [X]                          [ ]
Tax Event                             [X]                          [ ]
Tax Event Upon Merger                 [X]                          [ ]
Credit Event Upon Merger              [X]                          [X]
Additional Termination Event          [X]                          [X]

(e)      Substitution.

         (i) "Substitution Date" means the Local Business Day in New York on which the Secured Party is able to confirm irrevocable receipt of the Substitute Credit Support, provided that (x) such receipt is confirmed before 3:00 p.m. (New York time) on such Local Business Day in New York and (y) the Secured Party has received, before 1:00 p.m. (New York time) on the immediately preceding Local Business Day in New York, the notice of substitution described in Paragraph 4(d)(i).

         (ii) Consent. The Pledgor is not required to obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d).

(f)      Dispute Resolution.

                                                                    ISDA(R) 1994

         (i) "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which a notice is given that gives rise to a dispute under Paragraph 5.

         (ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: for Cash, the U.S. dollar value thereof, and for each item of Eligible Collateral (except for Cash), an amount in U.S. dollars equal to the product of
         (i) either (A) the bid price for such security quoted on such day by a principal market-maker for such security selected in good faith by the Secured Party or (B) the most recent publicly available bid price for such security as reported by a quotation service or in a medium selected in good faith and in a commercially reasonable manner by Secured Party, multiplied by (ii) the percentage figure listed in Paragraph 13(b)(ii) hereof with respect to such security.

         (iii)    Alternative. The provisions of Paragraph 5 will apply.

(g)      Holding and Using Posted Collateral.

         (i) Eligibility to Hold Posted Collateral; Custodians. Party A and its Custodian, and Party B and its Custodian, will be entitled to hold Posted Collateral, as applicable, pursuant to Paragraph 6(b); provided that the following conditions applicable to each party are satisfied:

                  (A)      Party A, as the Secured Party, is not a Defaulting
                  Party.

                  (B)      Party B, as the Secured Party, is not a Defaulting
                  Party.

                  (C) Each party hereby covenants and agrees that it will cause all Posted Collateral received from the other party to be entered in one or more accounts (each, a "Collateral Account") with a domestic office of a commercial bank, trust company or financial institution organized under the laws of the United States (or any state or a political subdivision thereof) having assets of at least $10 Billion and a long term debt or deposit rating of at least (i) Baa2 from Moody's Investors Services, Inc. and (ii) BBB from Standard and Poor's (a "Qualified Institution"), each of which accounts may include property of other parties but will bear a title indicating the Secured Party's interest in said account and the Posted Collateral in such account. In addition the Secured Party may direct the Pledgor to transfer or deliver Eligible Collateral directly into the Secured Party's Collateral Account(s). If otherwise qualified, the Secured Party may act as such Qualified Institution and the Secured Party may move the Collateral Accounts from one Qualified Institution to another upon reasonable notice to the Pledgor. The Secured Party shall cause statements concerning the Posted Collateral transferred or delivered by the Pledgor to be sent to the Pledgor on request, which may not be made more frequently than once in each calendar month.

         Initially the Custodian, for Party A and Party B is:- Not applicable.

         (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will apply to Party A and will not apply to Party B.

(h)      Distributions and Interest Amount.

         (i) The "Interest Rate", with respect to cash Collateral, will be the Federal Funds Rate which means, for any day, the simple interest rate per annum (rounded upward, if necessary, to the nearest 1/lOOth of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as

                                                                    ISDA(R) 1994
         published by the Federal Reserve Bank of New York on the Local Business Day next succeeding such day, provided that (a) if such day is not a Local Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Local Business Day, and
         (b) if no such rate is so published on such next succeeding Local Business Day, the Federal Funds Rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged by three leading brokers of Federal funds transactions in New York City selected by Bank of America in good faith on such day.

         (ii) The "Transfer of Interest Amount" will be made within 3 Local Business Days after the last Local Business Day of each calendar month.

         (iii) Alternative Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)      Additional Representations. None.

(j)      Other Eligible Support and Other Posted Support. Not Applicable

(k) Demands and Notices. All demands, specifications and notices made by a party to this Annex will be made pursuant to the Notices Section of this Agreement.

             Party A: Bank of America, N. A.
                      Sears Tower
                      233 South Wacker Drive, Suite 2800
                      Chicago, Illinois 60606-6306

                      Telephone No.: (312)234-3030
                      Facsimile:     (312)234-2731

             Party B: NELnet, Inc., as agent for all Party B Group Members
                      121 S 13th St., Suite 301
                      Lincoln, NE 68508
                      Attn: Terry Heimes
                      Telephone No.: (402)458-2303
                      Facsimile:     (402)458-2399

(1)      Addresses for Transfers.

             Party A: Cash/Interest Payments: (USD Only)
                      Bank of America--Chicago, IL
                      ABA# 071 000 039
                      FOR: Bank of America, N.A. ARB Account
                      Account# 8188311449

                      Eligible Collateral (other than cash):
                      BK AMERICA NC/DEALER
                      ABA #053 000 196

             Party B: Cash:

                                                                    ISDA(R) 1994

                  Eligible Collateral (other than cash):

(m)      Other Provisions.

         (i) This Credit Support Annex is a Security Agreement under the New York UCC.

         (ii) Paragraph 8(d) is hereby amended by striking the words "or thereafter may become" in line 1 thereof.

ACCEPTED AND AGREED:

BANK OF AMERICA, N.A.                                 UNIPAC SERVICE CORPORATION

BY: /s/ Roger H. Heintzelman                          BY: /s/ Terry Heimes
    ----------------------------------                    ----------------------
    Name:  Roger H. Heintzelman                           Name: Terry Heimes
    Title: Vice President                                 Title:
    Date:  10/1/01                                        Date:

                                                      NELNET, INC.

                                                      BY: /s/ Terry Heimes
                                                          ----------------------
                                                          Name: Terry Heimes
                                                          Title:
                                                          Date:

                                                                    ISDA(R) 1994